UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2026, a wholly owned subsidiary of BKV Corporation (“BKV” or the “Company”) entered into an equipment supply contract (the “Supply Contract”) with a Tier 1 supplier (the "Supplier") for the purchase of power generation equipment, including two turbines, certain balance of plant equipment and related services (collectively, the “Equipment”), for the Company’s prospective power generation project in Texas.

Under the Supply Contract, the Supplier will supply and deliver the Equipment between September 2028 and May 2029 for an aggregate purchase price of approximately $800.0 million (the “Contract Price”). $80.0 million in reservation fees previously paid by the Company are credited against the Contract Price. The remainder of the Contract Price is payable in installments from October 2026 through December 2028. Inclusive of the $80.0 million reservation fee credit, approximately $200.0 million of the Contract Price is due on or before March 31, 2027. Approximately 90% of the portion of the Contract Price due on or before March 31, 2027 is covered by way of a backstop agreement with a leading investment grade hyperscaler. This hyperscaler is also the intended offtaker for the Company’s prospective power generation project. If we have not reached mutually agreeable offtake arrangements by March 31, 2027, then BKV may at such time terminate the Supply Contract for convenience and have no further payment obligations thereunder.

The foregoing description of the Supply Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Contract, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2026, BKV issued a press release announcing the entry into the Supply Contract. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the delivery timelines for the Equipment under the Supply Contract, the timing and amount of payments under the Supply Contract, the performance of the Supplier under the Supply Contract, and the Company’s ability to enter into power offtake arrangements for its prospective power generation project by March 31, 2027, in each case as described above. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Forward-looking statements are based on management’s current views and assumptions. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control and are difficult to predict. In addition, management’s assumptions about future events may prove to be inaccurate. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BKV’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in BKV’s other filings with the SEC. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

October 7, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer